Exhibit 99.1

NextCure Provides Business Update and

Reports Full Year 2025 Financial Results

–	Data readout for SIM0505/CDH6 ADC Phase 1 dose escalation study and initiation of dose optimization in ovarian cancer are both anticipated in Q2 2026
–	LNCB74 Phase 1 dose escalation trial update planned in second half of 2026

BELTSVILLE, MD – March 5, 2026 (GLOBE NEWSWIRE) – NextCure, Inc. (Nasdaq: NXTC), a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class, and best-in-class therapies to treat cancer, today provided a business update and reported full year 2025 financial results.

“2026 is on track to be transformational for NextCure, as we set the stage to present clinical dose escalation data from the Phase 1 trial for SIM0505, in development for multiple cancers,” said Michael Richman, President and CEO of NextCure. “Since acquiring the program in June of 2025, we have made rapid clinical and regulatory progress and soon expect to begin enrolling platinum resistant ovarian cancer patients in the Phase 1 dose optimization study. To accelerate the program, we plan to double the number of U.S. trial sites and expand our footprint into multiple other countries.”

Business Highlights and Near-Term Milestones

SIM0505 (CDH6 ADC): Phase 1 dose escalation data expected in Q2 2026

SIM0505 is a novel ADC directed to cadherin-6 (CDH6 ADC), overexpressed in several cancers including ovarian cancer, with limited expression in healthy tissues. SIM0505 features a proprietary topoisomerase 1 inhibitor (TOPOi) payload, designed for broad anti-tumor activity, fast systemic clearance and an improved potential therapeutic window.

●	Data from the Phase 1 open-label dose escalation study is expected to be presented in the second quarter of 2026, including results from patients in the U.S. and China.
●	The study (NCT06792552) is evaluating SIM0505 in patients with advanced solid tumors with a focus on gynecological cancers and an emphasis on platinum resistant ovarian cancer (PROC).
●	Initiation of Phase 1 dose optimization study in ovarian cancer expected in the second quarter of 2026 with a continued focus on PROC. The Company anticipates doubling the number of trial sites in the second half of 2026, including the activation of sites in Canada and Europe, with continued study site additions in 2027.

LNCB74 (B7-H4 ADC): Ongoing enrollment in Phase 1 dose escalation

LNCB74 is a novel ADC directed to B7-H4, overexpressed in several cancers, with limited expression in healthy tissues. LNCB74 features a proprietary tumor-selective cleavable linker and a tubulin inhibitor monomethyl auristatin E (MMAE) payload.

●	Higher dose cohort enrollment initiated in the ongoing open-label Phase 1 dose escalation study (NCT06774963), following the November 2025 protocol amendment announcement. The next dose cohort will prioritize patients with high B7-H4 expression in breast and gynecological cancers, as well as the inclusion of patients with adenoid cystic carcinoma type 1.
●	NextCure continues to plan to provide a trial update in the second half of 2026.

Financial Results for the Full Year Ended December 31, 2025

●	Cash, cash equivalents, and marketable securities as of December 31, 2025 were $41.8 million as compared to $68.6 million as of December 31, 2024. The decrease of $26.8 million was primarily due to cash used to fund operations of $49.6 million, including $13.5 million of upfront license fees and milestone payments to Simcere Zaiming Pharmaceutical Co., Ltd. for the rights to SIM0505, partially offset by proceeds of $22.3 million from equity sales including a $21.5 million private placement of common stock in November 2025. NextCure expects current financial resources to be sufficient to fund operating expenses and capital expenditures into the first half of 2027 through proof-of-concept for SIM0505.
●	Research and development expenses were $44.9 million for the full year ended December 31, 2025, as compared to $41.5 million for the full year ended December 31, 2024. The increase of $3.4 million was due to $18.5 million of license fees and milestone payments for SIM0505 partially offset by lower costs related to deprioritized programs, lower preclinical development costs and lower personnel-related costs.
●	General and administrative expenses were $12.7 million for the full year ended December 31, 2025, as compared to $15.7 million for the full year ended December 31, 2024. The decrease of $3.0 million was primarily related to lower personnel costs.
●	Net loss was $55.8 million for the full year ended December 31, 2025, as compared to a net loss of $55.7 million for the full year ended December 31, 2024. Net loss for the year ended December 31, 2025 was driven by higher research and development costs and lower other income of $2.3 million, partially offset by lower general and administrative costs and lower restructuring charges.

About SIM0505

SIM0505 is a novel antibody drug conjugate (ADC) directed to cadherin-6 (CDH6 ADC), featuring a proprietary topoisomerase 1 inhibitor (TOPOi) payload. The ADC is designed for broad anti-tumor activity, fast systemic clearance and an improved potential therapeutic window. SIM0505 is being evaluated in an open-label, Phase 1 study for the potential treatment of advanced solid tumors, including ovarian cancer, with an emphasis on platinum resistant ovarian cancer. NextCure holds exclusive global rights for SIM0505, excluding China, Hong Kong, Macau, and Taiwan which are retained by Simcere Zaiming Pharmaceutical Co., Ltd.

About LNCB74

LNCB74 is a novel antibody drug conjugate (ADC) directed to B7-H4, featuring a proprietary tumor-selective cleavable linker and a tubulin inhibitor monomethyl auristatin E (MMAE) payload. LNCB74 is being evaluated in an open-label, Phase 1 dose escalation study for the potential treatment of advanced solid tumors. NextCure shares global co-development rights with LigaChem Biosciences, Inc. through a 50-50 cost share arrangement.

About NextCure, Inc.

NextCure is a clinical-stage biopharmaceutical company focused on advancing innovative medicines to treat cancer patients through the use of targeted therapies including antibody-drug conjugates. We focus on advancing therapies that leverage our core strengths in understanding biological pathways and biomarkers, the interactions of cells within and beyond the tumor microenvironment, and the role each interaction plays in a biologic response.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to funding for our operations, objectives and expectations for our business, operations and financial performance and condition, including the progress and results of clinical trials, development plans and upcoming milestones regarding our therapies. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “continue”, “could”, “should”, “due”, “estimate”, “expect”, “intend”, “hope”, “may”, “objective”, “plan”, “predict”, “potential”, “positioned”, “seek”, “target”, “towards”, “forward”, “later”, “will”, “would”, and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or similar language.

Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: market and other conditions; positive results in preclinical studies may not be predictive of the results of clinical trials; NextCure’s limited operating history and not having any products approved for commercial sale; NextCure’s history of significant losses; NextCure’s need and ability to obtain additional financing on acceptable terms or at all; risks related to clinical development, marketing approval and commercialization; NextCure’s reliance upon collaborators and international vendors for advancing clinical programs; NextCure’s ability to maintain listing of its common stock on the Nasdaq Global Select Market; and NextCure’s dependence on key personnel. More detailed information on these and additional factors that could affect NextCure’s actual results are described under the heading “Risk Factors” in NextCure’s most recent Annual Report on Form 10-K and in NextCure’s other filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this press release, and NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

NextCure, Inc.
Selected Financial Information

Selected Statement of Operations Items:	Year Ended
	December 31,
(in thousands, except share and per share amounts)	2025	2024
Operating expenses:
Research and development	$44,923	$41,488
General and administrative	12,693	15,718
Restructuring and asset impairment	-	2,542
Loss from operations	(57,616)	(59,748)
Other income, net	1,772	4,094
Net loss	$(55,844)	$(55,654)
Net loss per common share - basic and diluted (1)	$(19.65)	$(23.88)
Weighted-average shares outstanding - basic and diluted	2,842,448	2,330,386

(1) -- Net loss per common share for 2024 has been restated to reflect the impact of the one-for-twelve reverse stock split effectuated on July 14, 2025.

Selected Balance Sheet Items:
	December 31,	December 31,
(in thousands)	2025	2024
Cash, cash equivalents, and marketable securities	$41,818	$68,621
Total assets	$50,183	$80,860
Accounts payable and accrued liabilities	$10,566	$9,574
Total stockholders' equity	$34,943	$65,472

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com

Mike Moyer

Managing Director,

LifeSci Advisors, LLC

Phone: (617) 308-4306

mmoyer@lifesciadvisors.com